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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 21, 1997 (February 28, 1997 and March 1, 1997 as to Note 3), appearing in this Annual Report on Form 10-K of Teleport Communications Group Inc. for the year ended December 31, 1996, in the following Registration Statements of Teleport Communications Group Inc.:

                        Form            File No.
                        ----            --------

                        S-8             333-07009
                        S-8             333-07011
                        S-8             333-07007
                        S-8             333-13987
                        S-8             333-15347


DELOITTE & TOUCHE LLP
New York, New York

March 26, 1997